SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

ANCHOR GLASS CONTAINER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Anchor Glass Container Corporation

2005

Notice of Annual Meeting

and

Proxy Statement

Wednesday, June 15, 2005

at 9:00 a.m. local time at the

Grand Hyatt Tampa Bay

6200 Courtney Campbell Causeway

Tampa, Florida 33607

YOUR VOTE IS IMPORTANT

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope.

ANCHOR GLASS CONTAINER CORPORATION
ONE ANCHOR PLAZA
4343 ANCHOR PLAZA PARKWAY
TAMPA, FLORIDA 33634-7513

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     Notice is hereby given that the 2005 Annual Meeting of the Stockholders of Anchor Glass Container Corporation will be held at the Grand Hyatt Tampa Bay, 6200 Courtney Campbell Causeway, Tampa, Florida 33607, on Wednesday, June 15, 2005 at 9:00 a.m., local time, for the following purposes:

•	To elect, by a vote of the common stockholders, eight directors (the “Directors”);

•	To approve an amendment to the Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the Equity Incentive Plan by an additional 1,400,000 shares; and

•	To transact any other business as may properly come before the meeting and any adjournment or postponement thereof.

     Stockholders of record at the close of business on April 26, 2005 will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

     The Board of Directors unanimously recommends voting FOR the election of the Director nominees named on the enclosed proxy card. The Board of Directors unanimously recommends voting FOR the approval of the amendment to the Anchor Glass Container Corporation Equity Incentive Plan.

     Your vote is important regardless of the number of common shares you own, whether or not you expect to be present in person at the annual meeting. We urge you to review carefully the accompanying proxy statement and to complete, sign, date and return the enclosed proxy card, in the enclosed envelope, as promptly as possible, so that your shares of common stock will be represented whether or not you plan to attend the meeting. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.

By order of the Board of Directors,
/s/ Richard A. Kabaker

Richard A. Kabaker Secretary

May 2, 2005

ANCHOR GLASS CONTAINER CORPORATION
PROXY STATEMENT

     The enclosed proxy is being solicited by the Board of Directors (the “Board”) of Anchor Glass Container Corporation (“Anchor” or the “Company”) for the 2005 Annual Meeting of Stockholders or at any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Meeting of Stockholders.”

     Copies of this proxy statement and the materials that accompany it were first available to stockholders on or about May 2, 2005.

Attending the Annual Meeting

     The annual meeting will be held at the Grand Hyatt Tampa Bay, 6200 Courtney Campbell Causeway, Tampa, Florida 33607, on Wednesday, June 15, 2005, at 9:00 a.m., local time. Please note that the doors to the meeting will not open until 8:30 a.m. Holders of our common stock, as of the close of business on April 26, 2005, will be entitled to attend and vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

     The Board is soliciting your vote at the 2005 Annual Meeting of Anchor’s Stockholders.

What will the common stockholders be voting on?

•	Election of eight directors. The election of Directors is determined by a plurality of votes cast.

•	Approval of the amendment to the Anchor Glass Container Corporation Equity Incentive Plan.

•	Any other business properly brought before the meeting.

Why are eight directors being elected?

     Anchor’s Board has nine director seats, of which eight will be elected at the annual meeting. One director seat remains vacant. The Amended and Restated By-laws of Anchor (the “By-laws”) require the election of directors at each Annual Meeting of Stockholders.

How many votes do I have?

     You will have one vote for every share of Anchor common stock you owned on April 26, 2005, the record date. Each share of Anchor common stock outstanding on the record date entitles you cast one vote on each matter to be voted upon.

How many votes can be cast by common stockholders?

     Only stockholders of record on Anchor’s books at the close of business on April 26, 2005 will be entitled to vote at the annual meeting. As of April 26, 2005, there were 24,680,843 shares of Anchor common stock outstanding, each with one vote per share.

How many votes must be present to hold the meeting?

     Pursuant to the terms of the By-laws, a majority of the shares of stock of the Company entitled to vote and represented in person or by proxy at the annual meeting will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How does the Board recommend that I vote?

     The Board unanimously recommends a vote FOR each of the nominees listed on the enclosed proxy card.

     The Board unanimously recommends a vote FOR the approval of the amendment to the Anchor Glass Container Corporation Equity Incentive Plan.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who are Anchor’s largest common stockholders?

     As of April 15, 2005, Cerberus International, Ltd. owns 5,698,060 shares of the Company’s common stock. Cerberus Institutional Partners, L.P. owns 6,737,988 shares of the Company’s common stock. Cerberus Institutional Partners (America), L.P. owns 879,298 shares of the Company’s common stock. Stephen Feinberg exercises sole voting and investment authority over all securities of the Company owned by Cerberus International, Ltd., Cerberus Institutional Partners, L.P. and Cerberus Institutional Partners (America), L.P. In addition, certain private investment funds and managed accounts, for which Stephen Feinberg exercises voting and investment authority, own in the aggregate 1,364,406 shares of the Company’s common stock. Thus, Stephen Feinberg is deemed to beneficially own 14,679,752 shares of the Company’s common stock, representing 59.48% of the outstanding shares of common stock of Anchor.

     Lenard B. Tessler, currently a Director of the Company and a nominee for election as a Director, is a Managing Director of Cerberus Capital Management, L.P. (“Cerberus”), which he joined in May 2001. Alexander Wolf, currently a Director of the Company and a nominee for election as a Director, is a Senior Vice President of Cerberus. Mr. Michael M. Green, currently a nominee for election as a Director, is a Managing Director of Cerberus. Mr. Thomas A. Ferguson Jr., currently a nominee for election as a Director, is a consultant to Cerberus.

     As of April 15, 2005, Ahab Partners, L.P. and Ahab International, Ltd. own 1,000,000 shares of the Company’s common stock. Jonathan Gallen, currently a Director of the Company and a nominee for election as a Director, exercises sole voting and investment authority over all securities of the Company owned by Ahab Partners, L.P. and Ahab International, Ltd. In addition, Mr. Gallen possesses sole power to direct the disposition of 212,000 shares of the Company’s common stock held by various private investment accounts. Thus, Jonathan Gallen is deemed to beneficially own 1,212,000 shares of the Company’s common stock, representing 4.91% of the outstanding shares of common stock of Anchor.

How do I vote?

     To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. You can vote either in person at the annual meeting or by proxy without attending the annual meeting. Everything you need to cast your vote is enclosed. To vote by proxy, you must completely and properly fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope. The Board unanimously recommends a vote for the election of its nominees and for the approval of the amendment to the Anchor Glass Container Corporation Equity Incentive Plan on the enclosed proxy card.

     If you properly complete and submit your proxy, the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions. If you submit the enclosed proxy card by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted FOR the election of the nominees for Director set forth in Proposal 1 and FOR the approval of the amendment to the Equity Incentive Plan set forth in Proposal 2.

     If you want to vote in person at the annual meeting, and you hold your Anchor stock through a securities broker, that is, in “street name,” you must obtain a proxy from your broker and bring that proxy to the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What if I do not vote for some of the nominees listed on my proxy card?

     If you return a signed proxy card without indicating your vote, your shares will be voted "FOR” the nominees listed on the card.

What if I vote “abstain”?

     A vote to “abstain” on any matter other than the election of Directors will have the effect of a no vote. The election of Directors is determined by a plurality of votes cast.

Can I change my vote?

     Yes. You have the right to revoke your proxy at any time before the meeting by:

•	returning a proxy card with a later date;

•	sending a written notice of revocation to Anchor’s Secretary at our principal executive offices located at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513; or

•	by attending the annual meeting and voting in person.

Can my shares be voted if I do not return the enclosed proxy card and do not attend the annual meeting?

     If your shares are held on your behalf by a broker, that is, in “street name,” you should instruct your broker on how to vote your shares using the instructions provided by your broker. Under the rules of The Nasdaq Stock Market, if your broker holds your shares in its name, your broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on the proposal to elect the certain directors listed herein, such “broker non-votes” will not be counted for purposes of determining whether the proposal has received enough affirmative votes to be approved.

Could other matters be decided at the annual meeting?

     The Company does not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, your proxy card gives the proxy holders named therein the authority to vote on those matters in their discretion.

Can I give my proxy to more than one person?

     No. You may only submit one valid proxy card with the name of one or more persons to vote your shares of common stock at the annual meeting. If you return more than one proxy card, the latest dated proxy card will be voted and all other proxies will be considered revoked.

What happens if the annual meeting is postponed or adjourned?

     If the annual meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I gain entry to the annual meeting?

     You will need photo identification and proof of ownership of Anchor stock as of April 26, 2005 to be admitted to the annual meeting. If you are a stockholder of record, your name will be on our stockholder list. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. We will admit you only if we are able to verify that you are an Anchor stockholder.

PROPOSAL 1: ELECTION OF DIRECTORS

     Unless otherwise marked, all proxies, returned on the enclosed proxy card, will be voted FOR the election of each nominee named in this section. Five of the current directors have been nominated by the Board for reelection and have consented to stand for election. If any Director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee designated by the present Board to fill the vacancy or (ii) for the balance of the nominees, leaving a vacancy. The Board has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a Director.

     The term of Directors will expire at the next succeeding annual meeting after their election, or until their successors, if any, are elected and appointed. Set forth below are the names and biographical information for each of the nominees. The Board of Directors unanimously recommends a vote “FOR” the election of each of the following nominees.

     If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve. The election of Directors is determined by a plurality of votes cast.

Nominees for Directors:

James N. Chapman 43 years old Director since 2002	Mr. Chapman is a member of the Audit Committee and served as its chairman from August 2003 through December 2004. Mr. Chapman is associated with Regiment Capital Advisors, LLC, which he joined in January 2003. Prior to joining Regiment, Mr. Chapman acted as a capital markets and strategic planning consultant with private and public companies as well as hedge funds across a range of industries. Prior thereto, Mr. Chapman worked for The Renco Group, Inc. from December 1996 to December 2001. Mr. Chapman serves as a member of the board of directors of Coinmach Service Corp. and Teleglobe International Holdings LTD.

Thomas A. Ferguson Jr. 57 years old Nominee for Director	Mr. Ferguson has been a consultant to Cerberus since 2004, and previously was a consultant to Bear, Stearns & Co., Inc. from 2003 through 2004. From 2001 through 2002, Mr. Ferguson was Chairman of a private company. Mr. Ferguson was the President and Chief Operating Officer of the Newell-Rubbermaid Corporation from May 1992 until October 2000. Mr. Ferguson was with Newell-Rubbermaid Corporation for 31 years, serving in many different roles including President-Operating Companies from January 1989 to May 1992.

Jonathan Gallen 45 years old Director since 2002	Mr. Gallen is sole managing member of Pequod LLC, the general partner of Ahab Partners, L.P., a distressed securities fund which invests in publicly traded debt, private debt, trade claims, large and middle-market bank loans, distressed real estate and public and private equity. Mr. Gallen is also the President of Ahab Capital Management, Inc., the investment manager to Ahab International, Ltd., an unregistered investment corporation that develops and manages a diversified portfolio of distressed investments as well as invests and trades in a wide variety of securities.

PROPOSAL 1: ELECTION OF DIRECTORS

Michael M. Green 46 years old Nominee for Director	Mr. Green has been a Managing Director of Cerberus since January 2005. Previously, Mr. Green served as an advisor to Cerberus. From 2000 to 2003, he was the Managing Partner and CEO of TenX Capital, a private equity firm he founded in 1999. Mr. Green serves as a member of the board of directors of Teleglobe International Holdings LTD.

Stephen R. Kerrigan 52 years old Director since 2005	Mr. Kerrigan has been the Chairman of the Board, President and Chief Executive Officer of Coinmach Service Corp. since March 2004. Mr. Kerrigan has been Chief Executive Officer of Coinmach Laundry Corp. since May 1996, of Coinmach Corporation since November 1995 and of Coinmach Holdings, LLC since March 2003. Mr. Kerrigan was President and Treasurer of Solon Automated Services and Coinmach Laundry Corp. from April 1995 until May 1996, and Chief Executive Officer of The Coinmach Corporation, a predecessor of Coinmach Laundry Corporation, from January 1995 until November 1995. Mr. Kerrigan served as Vice President and Chief Financial Officer of Coinmach Corporation’s predecessor, Coinmach Industries Co., L.P. from 1987 to 1994. Mr. Kerrigan serves as a member of the board of directors of Coinmach Service Corp. and Coinmach Corporation.

Alan H. Schumacher 58 years old Director since 2002	Mr. Schumacher serves as chairman of the Audit Committee and has served as the Chairman of the Board of Directors from August 2003 until December 2004. He is a member of the Federal Accounting Standards Advisory Board and has 23 years experience working in various positions at American National Can Corporation and American National Can Group. From 1997 until his retirement in 2000, Mr. Schumacher served as Executive Vice President and Chief Financial Officer. From 1988 through 1996, he held the positions of Vice President, Controller and Chief Accounting Officer. Mr. Schumacher serves as a member of the board of directors of Quality Distribution Inc. and Bluelinx Holdings Inc.

Lenard B. Tessler 52 years old Director since 2002	Mr. Tessler is a Managing Director of Cerberus, which he joined in May 2001. Prior to joining Cerberus, he was a founding partner of TGV Partners, a private investment partnership formed in April 1990. Mr. Tessler served as Chairman of the Board of Empire Kosher Poultry from 1994 to 1997 after serving as its President and Chief Executive Officer from 1992 to 1994. Mr. Tessler serves as a member of the board of directors of Bluelinx Holdings Inc., EXCO Resources, Inc. and Teleglobe International Holdings LTD.

Alexander Wolf 30 years old Director since 2004	Mr. Wolf is a Senior Vice President of Cerberus, which he joined in December 2001. From 1999 through 2001, he attended the Stanford University Graduate School of Business, from which he obtained an MBA in 2001. From 1997 through 1999, Mr. Wolf was an Associate at Ares Management.

     Messrs. Chapman, Gallen, Schumacher and Wolf (in addition to current or former executive officers of the Company — Richard M. Deneau, Darrin J. Campbell and Peter T. Reno and former directors or those not standing for election — Joel A. Asen, Timothy F. Price and George Hamilton) are named as defendants in a derivative action brought by a shareholder of the Company. Messrs. Chapman, Gallen, Schumacher and Tessler (in addition to current or former executive officers of the Company — Richard M. Deneau, Darrin J. Campbell and Peter T. Reno and former directors or those not standing for election — Joel A. Asen, Timothy F. Price and George Hamilton) are named as defendants in a consolidated amended lawsuit brought by shareholders of the Company seeking to have the court determine recognition of a class action. See Part I Item 3. – Legal Proceedings of the Form 10-K included in the 2004 Annual Report.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     The business affairs of the Company are managed by the Board. Pursuant to the By-laws, the term of the Directors elected at the annual meeting will continue until the next annual meeting after their election, and until their successors are duly elected and qualified. Pursuant to the By-laws, Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Controlled Company

     The Company has determined that it is a controlled company for purposes of the Nasdaq Stock Market listing requirements. The Company’s basis for this determination is that Stephen Feinberg is the beneficial owner of greater than a majority of the outstanding common stock of the Company. Accordingly, the Company is exempt from the requirements of Nasdaq Rule 4350(c) with respect to (i) the Company having a majority of independent directors on the Board, (ii) the compensation and nominating committees being composed solely of independent directors, (iii) the compensation of the executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (iv) director nominees being selected or recommended for the Board’s selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors. Nasdaq does not require a controlled company to certify the adoption of a formal written charter or board resolution, as applicable, addressing the nominations process.

     A controlled company for purposes of the Nasdaq Stock Market listing requirements is required to have an audit committee composed of at least three directors who are independent as defined under the rules of both the Securities and Exchange Commission and Nasdaq. Nasdaq further requires that all members of the audit committee have the ability to read and understand fundamental financial statements and that at least one member of the committee possess financial sophistication. The independent directors must also have regularly scheduled meetings at which only independent directors are present.

     The Company does not have a standing nominating committee or any other committee performing similar functions. Such matters are considered at meetings of the full Board, which has never exceeded nine members. Due to the small size of its Board, the Company does not foresee the need to establish a separate nominating committee.

     The Board does not have a charter regarding the Company’s director nomination process. The Company has generally used an informal process to identify and evaluate director candidates. Although the Company believes that identifying and nominating highly skilled and experienced director candidates is critical to its future, the Company has not engaged, nor does it believe that it is necessary at this time to engage, any third party to assist it in identifying director candidates. The Company has encouraged both independent directors and directors that are not independent to identify nominees for the Board. The Company believes that as a result, it is presented with a more diverse and experienced group of candidates for discussion and consideration.

     During the evaluation process, the Company seeks to identify director candidates with the highest personal and professional ethics, integrity and values. The Company seeks candidates with diverse experience in business, finance and other matters relevant to a company such as Anchor. Additionally, the Company requires that director nominees have sufficient time to devote to its affairs.

     The Company will consider candidates that are put forward by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to Richard A. Kabaker, the Vice President, General Counsel and Secretary of the Company, at the Company’s principal executive offices located at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513. Mr. Kabaker will then submit such information to the full Board for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under “Communications with Stockholders.”

Communications with Stockholders

     The Board believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board, or a particular director, may do so by sending a letter to Mr. Kabaker at the Company’s principal executive offices located at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Such letters should identify the author as a stockholder and state whether the intended recipients are all of the members of the Board or certain specified individual directors. Mr. Kabaker will independently review the content of each such letter. Communications, which are constructive suggestions for the conduct of the business or policies of the Company, will be promptly delivered to the identified director or directors. Director nominations will be reviewed for compliance with the requirements identified above and if they meet such requirements, will be promptly forwarded to the director or directors identified in the communication.

Meetings of the Board of Directors

     The Board held nine meetings during 2004. In the aggregate, in 2004, the members of the Board attended 95% of the total number of Board meetings and meetings of committees. In 2004, no member of the Board attended fewer than 75% of the total number of Board meetings and meetings of committees on which he served.

Committees of the Board of Directors

     The Board has established an Audit Committee and a Compensation Committee.

     Duties of the Audit Committee include:

☐☐	appointing or replacing the independent registered public accounting firm;

☐☐	meeting with the Company’s independent registered public accounting firm to discuss the planned scope of their examinations, the adequacy of the Company’s internal controls and the Company’s financial reporting;

☐☐	reviewing the results of the annual examination of the Company’s financial statements and periodic internal audit examinations, including the system of internal control over financial reporting;

☐☐	reviewing and approving the services and fees of the Company’s independent registered public accounting firm;

☐☐	monitoring and reviewing the Company’s compliance with applicable legal requirements; and

☐☐	performing any other duties or functions deemed appropriate by the Board.

     In December 2004, Mr. Joel Asen resigned as a member of the Board of Directors and as a member of the Audit Committee, leaving two of the required minimum of three members of the Audit Committee. In January 2005, Anchor received notice from Nasdaq that, due to the resignation of a director on December 2, 2004, Anchor no longer complies with Nasdaq’s Marketplace Rule 4350. The Nasdaq letter stated that, consistent with Marketplace Rule 4350(d)(4), Anchor would be provided a cure period until the earlier of Anchor’s next annual shareholders’ meeting or December 2, 2005, in order to regain compliance. Anchor regained compliance with Nasdaq Marketplace Rule 4350 effective April 29, 2005, when Mr. Kerrigan, an individual who is “independent” in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, was appointed to the Board and to the Company’s Audit Committee.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     See the discussion below under the heading “Report of the Audit Committee.” The Audit Committee is currently composed of three directors, Messrs. Schumacher (Chairman), Chapman and Kerrigan, who joined the committee on April 29, 2005. All of the members of the Audit Committee are “independent” in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee held 12 meetings during 2004. The Board has determined that Mr. Schumacher is an “audit committee financial expert” as defined by the Securities and Exchange Commission rules and under Nasdaq Marketplace Rule 4350(d)(2).

     The Company’s 2004 Compensation Committee consisted of Messrs. Asen (Chairman) (resigned December 2, 2004), Gallen and Tessler. Mr. Tessler is a Managing Director of Cerberus. The Compensation Committee held 2 meetings during 2004. Duties of the Compensation Committee include administration of the Company’s equity incentive plans and approval of compensation arrangements for the Company’s executive officers. Members of the current Compensation Committee are Messrs. Donaway (Chairman), Chapman and Schumacher.

     In October 2004, the Board formed a Special Committee to evaluate any transaction proposed to be entered into by Anchor with any affiliate of Anchor and to make recommendations to the entire Board with respect thereto. The Special Committee was comprised of Messrs. Chapman, Asen and Schumacher. The Special Committee held 8 meetings during 2004. As noted above, Mr. Asen resigned from the Board and all committees effective December 2, 2004.

     The independent directors met in regularly scheduled meetings during 2004, at which only independent directors were present.

Compensation of Directors

     The Company’s non-employee independent directors are entitled to receive an annual director fee of $35,000. For 2004, the Chairman of the Board, the Chairman of the Audit Committee and the Chairman of the Compensation Committee were entitled to receive an additional annual fee of $20,000, $15,000 and $5,000, respectively. Members of the Special Committee each received a one-time fee of $50,000. In addition, a fee was paid to non-employee independent directors of $1,250 for each Board meeting attended, $1,000 for each Audit or Compensation Committee meeting attended and $1,500 for each Special Committee meeting attended (all either telephonic or in person).

     Effective May 1, 2005, the Company’s non-employee independent directors are entitled to receive an annual director fee of $50,000. The Chairman of the Board, the Chairman of the Audit Committee and the Chairman of the Compensation Committee are entitled to receive an additional annual fee of $30,000, $20,000 and $5,000, respectively, and members of the Audit Committee other than the Chairman are entitled to receive an additional annual retainer of $15,000. A fee is also paid to non-employee independent directors of $1,250 for each Board and committee meeting attended. All retainers are paid in quarterly installments in advance. Messrs. Donaway, Gallen, Price (effective January 1, 2005), Tessler and Wolf do not receive additional consideration for serving as directors, except that all directors are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at board and committee meetings.

     In addition, effective May 1, 2005, non-employee independents directors are entitled to receive an annual equity grant of $30,000 of restricted stock, that cliff vests three years from the date of grant.

Other

     Mr. Timothy F. Price has been a director of the Company since August 2002. Mr. Price, age 50, is not standing for re-election as a director and his term as a director will expire upon the election of his successor. Mr. Price is a managing member of Communications Advisory Group, LLC. Mr. Price is the former President and Chief Operating Officer of MCI Communications. In his 15-year tenure with MCI, Mr. Price held senior staff, line, field and headquarters positions. As President, Mr. Price was responsible for all of MCI’s core communications businesses, including its units serving residential and business

INFORMATION ABOUT THE BOARD OF DIRECTORS

customers, domestically and globally, as well as network operations and information systems. Mr. Price currently serves on the board of ICG Communications, Inc. and Teleglobe International Holdings LTD.

     Mr. Carlton D. Donaway has been a director of the Company since November 2004. Mr. Donaway, age 53, is not standing for re-election as a director and his term as a director will expire upon the election of his successor. Mr. Donaway is currently engaged as a senior advisor to Cerberus. Formerly, Mr. Donaway was executive chairman of DHL Holdings USA from 2003 to 2004, chairman, president, and chief executive officer of Airborne Inc. from 2002 to 2003, and president and chief executive officer of ABX Air Inc. from 1992 to 2003. Mr. Donaway serves as a member of the board of directors of Ace Aviation Holdings Inc.

     Mr. Darrin J. Campbell resigned as the Company’s Chief Executive Officer and as a director effective March 31, 2005. He had been a director since November 2004.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     There are no Compensation Committee interlocks (i.e., no executive officer of the Company serves as a member of the board of directors or the compensation committee of another entity which has an executive officer serving on the Company’s Board or the Company’s Compensation Committee).

COMPENSATION OF EXECUTIVE OFFICERS

Board Report on Executive Compensation

     The Compensation Committee, in conjunction with the full Board, established and directed the Company’s policies regarding the compensation of Anchor’s executive officers and other key managers, including its Chief Executive Officer.

     Anchor seeks to attract and retain top quality executives with the qualifications necessary for the long-term financial success of Anchor, by providing a competitive, performance-based compensation program. The principal components of this program consist of base salaries, annual incentive plan compensation and stock-based incentive awards. The specific components of the program are:

     Base Salaries – Base salaries are established at levels that are intended to be competitive in the marketplace. The Company periodically engages the study of competitive pay practices with comparable industries and other manufacturing companies to ensure that pay opportunities are generally within competitive levels.

     Management Incentive Plan – The Anchor Glass Container Corporation Management Incentive Plan is designed to compensate certain of the Company’s salaried employees for performance with respect to stated goals consistent with the Company’s planned business objectives. Participants are compensated based on the achievement of EBITDA targets and/or such other goals as determined by the Board. Eligible participants are designated at the beginning of each year as approved by the Board. There were no awards accrued under the Management Incentive Plan for the 2004 fiscal year. For further information, see the discussion of the Management Incentive Plan under “—Employment Plans.”

     Long-Term Incentives – The Company believes that it is important to align the interests of its executive officers and key managers with the interests of its shareholders, and it is for that reason that grants of stock options under the Anchor Glass Container Corporation Equity Incentive Plan are an integral part of the Company’s executive compensation program.

     The Anchor Glass Container Corporation Equity Incentive Plan (the “Equity Incentive Plan”) covers employees, directors and consultants and is designed to motivate and retain individuals who are responsible for the attainment of the Company’s primary long-term performance goals. This plan provides for the grant of nonqualified stock options and incentive stock options for shares of the Company’s common stock and restricted stock to participants of the plan selected by the Board or a committee of the Board (the “Administrator”). The number of shares of common stock reserved under the plan is 1.5 million. As indicated in Proposal 2, the Board unanimously approved increasing the aggregate number of common shares reserved under the Equity Incentive Plan to 2.9 million. The terms and conditions of awards are determined by the Administrator under the terms of the plan. Options granted under the plan vest, unless otherwise determined by the Administrator as follows: one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one-third on the third anniversary of the grant date. For further information, see the discussion of the Equity Incentive Plan under “—Employment Plans.”

     As part of its ongoing review of the competitiveness and effectiveness of the Company’s executive compensation programs, the Company annually evaluates the components of the compensation system as well as the desired mix of compensation among these components. The Company believes that a substantial portion of the compensation paid to the Company’s executive officers should be contingent on the Company’s operating and market performance.

     Specific Decisions Impacting Compensation for the Chief Executive Officer.

     Based on the policies and practices described above, on January 1, 2004, Mr. Richard M. Deneau was granted a $33,900 increase in base salary. He received a bonus, paid in 2004, of $238,914 as a part of the 2003 Management Incentive Plan. Mr. Deneau resigned as the Company’s President and Chief Executive Officer in November 2004. Mr. Deneau received termination benefits of $316,682, paid in November of 2004.

COMPENSATION OF EXECUTIVE OFFICERS

     Mr. Campbell was the President and Chief Operating Officer and became Chief Executive Officer in November 2004 and resigned from that position effective March 31, 2005. Mr. Campbell’s compensation did not change when he became President and Chief Operating Officer or when he became Chief Executive Officer.

Submitted by the Board:

Carlton D. Donaway, Chairman of the Board
James N. Chapman
Jonathan Gallen
Timothy F. Price
Alan H. Schumacher
Lenard B. Tessler
Alexander Wolf

Summary Compensation Table

     The following table sets forth information regarding compensation awarded to, earned by or paid, during the three years ended December 31, 2004, to the Company’s Chief Executive Officers during 2004 and each of the three other most highly compensated executive officers at the end of 2004.

		Annual Compensation
					Securities
				Other Annual	Underlying	(2) All Other
Name and Principal Position	Year	Salary	(1) Bonus	Compensation	Options #	Compensation
Darrin J. Campbell (3)	2004	$300,000	$131,310	$—	22,500	$10,922
Chief Executive Officer from	2003	259,485	156,964	—	78,943	12,000
November 2004 to March 2005	2002	250,080	250,000	—	—	11,000

Roger L. Erb	2004	$300,000	$131,310	$—	22,500	$16,000
Chief Technology Officer (as of	2003	259,485	156,964	—	78,943	12,000
March 9, 2005)	2002	250,080	250,000	—	—	12,000

Peter T. Reno	2004	$199,500	$79,800	$—	15,000	$11,171
Vice President and Interim	2003	199,500	—	—	30,000	11,970
Chief Financial Officer	2002	—	—	—	—	—

Richard A. Kabaker	2004	$200,040	$80,016	$—	15,000	$12,000
Vice President, General Counsel	2003	180,120	4,058	—	30,000	10,382
and Secretary	2002	—	—	—	—	—

Richard M. Deneau	2004	$350,017	$238,914	$—	30,000	$330,056
President and Chief Executive	2003	366,100	290,291	—	116,616	12,000
Officer until November 2004	2002	350,040	350,000	—	—	12,000

(1)	Includes Management Incentive Plan payments earned in 2003 and paid in 2004, Management Incentive Plan payments earned in 2002 and paid in 2003, and a restructuring bonus paid in 2002.

(2)	For 2004, includes (i) the Company’s contributions under the Company’s 401(k) plan for: Mr. Campbell — $10,922, Mr. Erb — $16,000, Mr. Reno — $11,171, Mr. Kabaker — $12,000 and Mr. Deneau — $13,374 and (ii) termination benefits paid by the Company to Mr. Deneau — $316,682.

(3)	Mr. Campbell became the Company’s Chief Executive Officer in November 2004. Mr. Campbell resigned as Chief Executive Officer effective March 31, 2005.

COMPENSATION OF EXECUTIVE OFFICERS

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table summarizes details of all exercises of stock options during the fiscal year ended December 31, 2004 by each of the executive officers named in the Summary Compensation Table above and the fiscal year end value of unexercised options.

			Number of Securities	Value of Unexercised
			Underlying	In-the-Money
			Unexercised Options	Options at Fiscal
			at Fiscal Year-End	Year-End
	Shares		(#)	($)
	Acquired on	Value Realized	Exerciseable/	Exerciseable/
Name	Exercise (#)	($)	Unexerciseable	Unexerciseable (1)
Darrin J. Campbell	—	—	41,314/60,129	98,775/—
Roger L. Erb	—	—	41,314/60,129	98,775/—
Peter T. Reno	—	—	20,000/25,000	65,850/—
Richard A. Kabaker	—	—	20,000/25,000	65,850/—
Richard M. Deneau	30,000	88,200	28,872/10,000	—/—

(1)	Value of unexercised options calculated using the closing price for common shares of Anchor of $6.72, as quoted on Nasdaq on December 31, 2004, less the exercise price.

Equity Incentive Plan Option Grants

     The following table provides information on stock options granted by Anchor in the fiscal year ended December 31, 2004 to the executive officers named in the Summary Compensation Table above. The table shows the present value of the grant as of the grant date using the Black-Scholes option pricing model.

	Number of		% of Total
	Securities		Options
	Underlying		Granted to	Exercise		Grant Date
	Options		Employees in	Price	Expiration	Present
Name	Granted (#)		Fiscal Year	($/Sh)	Date	Value ($) (3)
Darrin J. Campbell	22,500	(1)	5.7	16.00	1/14/14	57,150
Roger L. Erb	22,500	(1)	5.7	16.00	1/14/14	57,150
Peter T. Reno	15,000	(1)	3.8	16.00	1/14/14	38,100
Richard A. Kabaker	15,000	(1)	3.8	16.00	1/14/14	38,100
Richard M. Deneau	30,000	(2)	7.6	16.00	1/14/14	76,200

(1)	One-third of the options are exercisable on and after January 14, 2005, two-thirds are exercisable on and after January 14, 2006 and all are exercisable on and after January 14, 2007.

(2)	One-third of the options are exercisable on and after January 14, 2005. Options representing 20,000 shares were cancelled as of November 4, 2004.

(3)	The fair values of the option grants were estimated on the date of each grant using the Black-Scholes option pricing model. The assumptions for the 2004 grants were: (i) risk-free interest rates of 2.50% to 3.53%, (ii) expected option life of 4 years, (iii) volatility of 20.7% and (iv) expected dividend yield of 1.0%.

COMPENSATION OF EXECUTIVE OFFICERS

Equity Compensation Plan Information

     The following table presents information regarding securities authorized for issuance under equity compensation plans as of December 31, 2004:

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon	exercise	future issuance under equity
	exercise of	price of	compensation plans
	outstanding	outstanding	(excluding securities reflected
Plan category	options (a)	options (b)	in column (a))
Equity compensation plans approved by security holders	921,259	$13.23	427,741
Equity compensation plans not approved by security holders	—	—	—
Total	921,259	$13.23	427,741

Stock Performance Graph

     The common stock of Anchor has traded on Nasdaq since September 25, 2003. The following graph compares the cumulative total return on the common stock of Anchor with the cumulative total return of the Nasdaq Composite Index and the common stock of a peer group for the period from September 25, 2003, the initial public offering date, through December 31, 2004. The graph and chart assume that $100.00 was invested on September 25, 2003, with dividends, if any, reinvested. The total stockholder returns are not necessarily indicative of future returns.

     The peer group consists of: Anchor, Ball Corp., Constar International Inc., Crown Holdings Inc., O-I, Pactiv Corp., Sealed Air Corp. and Silgan Holdings Inc.

COMPARISON OF RETURNS

COMPENSATION OF EXECUTIVE OFFICERS

Employment Plans

     Equity Incentive Plan

     The Anchor Glass Container Corporation Equity Incentive Plan is designed to motivate and retain individuals who are responsible for the attainment of the Company’s primary long-term performance goals and covers employees, directors and consultants. The Equity Incentive Plan provides for the grant of restricted stock, nonqualified and incentive stock options for shares of the Company’s common stock to participants of the plan selected by the Board or a committee of the Board (the “Administrator”). The number of shares of common stock reserved under the Equity Incentive Plan is 1.5 million. As indicated in Proposal 2, the Board unanimously approved increasing the aggregate number of common shares reserved under the Equity Incentive Plan to 2.9 million. As of April 15, 2005, 507,870 shares were available for grant. The terms and conditions of awards are determined by the Administrator for each grant, except that, unless otherwise determined by the Administrator, options vest and become exercisable as follows under the terms of the plan as amended by the Board as of January 14, 2004: each option grant vests one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one-third on the third anniversary of the grant date. On January 9, 2003, an aggregate of 337,500 options were issued under the Equity Incentive Plan and vested upon consummation of the Company’s equity offering on September 30, 2003. The Administrator granted options to purchase an additional 472,503 shares of common stock on September 30, 2003 at an exercise price equal to the initial public offering price of the equity offering, which was $16.00 per share. In 2004, the Administrator granted options to purchase an additional 395,500 shares of common stock at an exercise price equal to $16.00 per share.

     Upon a “Liquidity Event,” all unvested awards will become immediately exercisable and the Administrator may determine the treatment of all vested awards at the time of the Liquidity Event. A ‘‘Liquidity Event’’ is defined as (1) an event in which any person who is not the Company’s affiliate becomes the beneficial owner, directly or indirectly, of 50.0% or more of the combined voting power of the Company’s then outstanding securities, (2) the sale, transfer or other disposition of all or substantially all of the Company’s business, whether by sale of assets, merger or otherwise to a person other than Cerberus, (3) if specified by the Company’s board of directors in an award at the time of grant, the consummation of an initial public offering of common equity securities or (4) the Company’s dissolution and liquidation.

     Management Incentive Plan

     The Anchor Glass Container Corporation Management Incentive Plan is designed to compensate certain of the Company’s salaried employees for performance with respect to planned business objectives. Participants are compensated based on the achievement of EBITDA targets and/or such other goals as determined by the Board. Eligible participants are designated at the beginning of each year as approved by the Board. There were no awards accrued under the Management Incentive Plan for the 2004 fiscal year.

Employment Agreements

     On March 9, 2005, the Company entered into an Agreement to Amend the Employment Agreement (the “Amendment”) with Roger L. Erb. The Amendment changes Mr. Erb’s title to Chief Technology Officer, extends the term of his employment until August 30, 2007 and reflects his current annual salary of $300,000. In addition, the Amendment provides that Mr. Erb will serve as a member of the Company’s Interim Operating Committee (to manage the day-to-day operations of the Company following the effective date of Mr. Campbell’s resignation until a replacement for Mr. Campbell is selected) for which he received a one-time lump sum payment of $50,000 for services through December 31, 2005. The employment agreement also provides for an annual bonus pursuant to the Management Incentive Plan, as described above, eligibility for the grant of stock options and participation in all benefit plans offered to other senior executive officers. If Mr. Erb is terminated by the Company without “cause” or terminates his employment for “good reason,” in each case, as these terms are defined in the employment agreement, he will receive his base salary that would have been paid under the Agreement had Mr. Erb’s employment continued until August 30, 2007 (paid in a lump sum no later than

COMPENSATION OF EXECUTIVE OFFICERS

10 days after termination), continuation of medical and dental plans until August 30, 2007 (provided that such benefits will terminate if he is eligible for such benefits under another employer-provided plan) and continued vesting of any outstanding stock options or other equity-based compensation awards as if he had remained employed until August 30, 2007. The employment agreement also contains non-competition and non-solicitation covenants that apply during the term of the employment agreement and for one year after a termination by the Company with Cause.

     On March 9, 2005, the Company entered into a two-year employment agreement (the “Employment Agreement”) with Peter T. Reno, then its Vice President and Interim Chief Financial Officer. Pursuant to the agreement, Mr. Reno will serve as Vice President of the Company, for which he will continue to receive his current base salary of $200,000. Mr. Reno received a one-time lump sum payment of $50,000 for his prospective service through December 31, 2005 as a member of the Company’s Interim Operating Committee (to manage the day-to-day operations of the Company following the effective date of Mr. Campbell’s resignation until a replacement for Mr. Campbell is selected) and $100,000 over six months as a one-time compensation adjustment in consideration of the services he had performed and will perform as Interim Chief Financial Officer. Mr. Reno has been acting as Chief Financial Officer since August 5, 2004. Effective May 2, 2005, Mr. Reno will be Vice President and Interim Operating Committee Chairman. If the Company terminates Mr. Reno’s employment without Cause or if Mr. Reno terminates his employment for Good Reason, as such terms are defined in the Employment Agreement, the Company will pay Mr. Reno the remainder of the salary payments he would have received had his employment continued through the end of the term of his Employment Agreement in one lump sum payment within ten (10) business days of the date of termination. The Employment Agreement also contains non-competition and non-solicitation covenants that apply during the term of the Employment Agreement and for one year after a termination by the Company with Cause.

     On March 9, 2005, the Company entered into a letter agreement (the “Letter Agreement”) with Richard A. Kabaker, whereby the Company agreed to pay Mr. Kabaker his current annual base salary of $200,000 per year through the first anniversary of the Letter Agreement. In the event that Mr. Kabaker’s employment is terminated by the Company without Cause or by Mr. Kabaker for Good Reason, as such terms are defined in the Letter Agreement, the Company will pay Mr. Kabaker the remainder of the salary payments he would have received had his employment continued through the end of the term of his Letter Agreement. The Letter Agreement also provides that Mr. Kabaker will serve as a member of the Company’s Interim Operating Committee, for which he received a one-time lump sum payment of $50,000 for services through December 31, 2005.

     On March 9, 2005, the Company entered into a Consulting Services Agreement and General Release (the “Consulting Services Agreement”) with Darrin J. Campbell, effective upon his resignation. During the term of the Consulting Services Agreement (April 1, 2005 through December 31, 2005), the Company will pay Mr. Campbell an aggregate of $350,000 payable in nine substantially equal monthly installments. The Consulting Services Agreement contains non-competition and non-solicitation covenants that apply during the term of the Consulting Services Agreement. If the consulting services of Mr. Campbell terminate for any reason other than a termination for Cause, as this term is defined in the Consulting Services Agreement, the Company will continue to pay Mr. Campbell the monthly consulting fees until the expiration of the term of the Consulting Services Agreement.

     Richard M. Deneau resigned as President and Chief Executive Officer of the Company effective November 4, 2004. Mr. Deneau received termination benefits of $316,682, paid in November of 2004, continued vesting of any outstanding stock options through August 30, 2005, continuation coverage under medical and dental plans until August 30, 2005 (provided that such benefits will terminate if he is eligible for such benefits under another employer-provided plan) and following the end of continued coverage, election to continue participation in the Anchor group health plan until the date of eligibility for Medicare by paying the applicable COBRA continuation premiums under the Health Plan for himself and his dependents.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of April 15, 2005 by each of the Company’s directors and nominees for director and the Company’s executive officers named in the Summary Compensation Table and all of the Company’s current directors and executive officers as a group.

     Unless otherwise indicated in the footnotes to the table, each stockholder has sole voting and investment power with respect to shares beneficially owned. All primary share amounts and percentages reflect beneficial ownership determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into common stock at the option of the holder currently or within 60 days of April 15, 2005 and that no other stockholder so converts.

	Number of	Percentage of
	Shares of	Total Common
Name of Beneficial Owner	Common Stock	Stock
Darrin J. Campbell (1)	181,064	*
Roger L. Erb (2)	181,064	*
Peter T. Reno (3)	25,000	*
Richard A. Kabaker (3)	25,000	*
James N. Chapman (4)	10,000	*
Carlton D. Donaway	—	—
Thomas A. Ferguson Jr.	—	—
Jonathan Gallen (5)	1,212,000	4.91
Michael M. Green	—	—
Stephen R. Kerrigan	—	—
Timothy F. Price (3)	10,000	*
Alan H. Schumacher (3)	10,000	*
Lenard B. Tessler	—	—
Alexander Wolf	—	—
Richard M. Deneau (6)	83,122	*
Directors and executive officers as a group (11 persons, including those listed above)	1,473,064	5.94%

*	Less than one percent.

(1)	Mr. Campbell beneficially owns 48,814 shares of common stock issuable upon the exercise of currently exercisable options. Mr. Campbell resigned as the Company’s Chief Executive Officer in March 2005.

(2)	Mr. Erb beneficially owns 48,814 shares of common stock issuable upon the exercise of currently exercisable options.

(3)	Includes only shares of common stock issuable upon the exercise of currently exercisable options.

(4)	Mr. Chapman beneficially owns 2,500 shares of common stock issuable upon the exercise of currently exercisable options.

(5)	Ahab Partners, L.P. and Ahab International, Ltd. own 1,000,000 shares of the Company’s common stock. Jonathan Gallen exercises sole voting and investment authority over all securities of the Company owned by Ahab Partners, L.P. and Ahab International, Ltd. In

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

addition, Mr. Gallen possesses sole power to direct the disposition of 212,000 shares of the Company’s common stock held by various private investment accounts. Thus, pursuant to Rule 13d-3 under the Exchange Act, Jonathan Gallen is deemed to beneficially own 1,212,000 shares of the Company’s common stock.

(6)	Mr. Deneau beneficially owns 38,872 shares of common stock issuable upon the exercise of currently exercisable options. Mr. Deneau resigned as the Company’s President and Chief Executive Officer in November 2004.

     The following table sets forth owners of 5% or more of Anchor’s common stock, as of April 15, 2005. This information is based on the most recently available reports filed with the Securities and Exchange Commission (the “Commission”).

	Amount and
	Nature of
	Beneficial
Name and Address of Beneficial Owner	Ownership		Percent of Class
Stephen Feinberg (1)(2)	14,679,752		59.48%
State Street Research & Management Company One Financial Center, 31st Floor Boston, MA 02111	2,212,530	(3)	8.96%
Carlson Capital, L.P. 2100 McKinney Avenue, Suite 1600 Dallas, TX 75201	2,064,318	(4)	8.36%

(1)	Cerberus International, Ltd. owns 5,698,060 shares of the Company’s common stock. Cerberus Institutional Partners, L.P. owns 6,737,988 shares of the Company’s common stock. Cerberus Institutional Partners (America), L.P. owns 879,298 shares of the Company’s common stock. Stephen Feinberg exercises sole voting and investment authority over all securities of the Company owned by Cerberus International, Ltd., Cerberus Institutional Partners, L.P. and Cerberus Institutional Partners (America), L.P. In addition, certain private investment funds and managed accounts, for which Stephen Feinberg exercises voting and investment authority, own in the aggregate 1,364,406 shares of the Company’s common stock. Thus, pursuant to Rule 13d-3 under the Exchange Act, Stephen Feinberg is deemed to beneficially own 14,679,752 shares of the Company’s common stock.

(2)	The address for Stephen Feinberg is c/o Cerberus Capital Management, L.P., 299 Park Avenue, Floors 21-23, New York, New York 10171.

(3)	This information was obtained from the beneficial owner’s Schedule 13G filed with the Commission on January 27, 2005. As stated in the Schedule 13G filing, none of the shares are owned of record by State Street Research & Management Company (“State Street Research”). The shares listed above are owned of record by certain mutual funds and/or institutional accounts managed by State Street Research as investment advisor. State Street Research disclaims any beneficial interest in such shares.

(4)	This information was obtained from the beneficial owner’s Schedule 13G filed with the Commission on February 14, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders’ Agreement

     The Company is party to a Stockholders’ Agreement with Cerberus International, Cerberus Institutional Partners, Cerberus Institutional Partners (America), Ahab Partners, Ahab International, Anchor Glass Container Holding (the Company’s then majority stockholder), the Pension Benefit Guaranty Corporation, and Messrs. Deneau, Campbell and Erb, among others.

     Demand Registration Rights. The Company’s majority stockholders have certain demand registration rights, subject to the following limitations: (i) in no event is the Company required to effect a demand registration unless the aggregate offering price, net of underwriting discounts and commissions, is at least $1,000,000; provided, however, that the Company is required to effect a demand registration regardless of the aggregate offering price in the event that the majority stockholders are disposing of all of the registrable securities held by them; and (ii) subject to certain requirements pursuant to the Stockholders’ Agreement, in no event is the Company required to effect, in the aggregate, more than four demand registrations. In addition, if the majority stockholders request that the Company file a registration statement on Form S-3 for a public offering of all or any portion of its shares of registrable securities, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, the Company is required to use its best efforts to register for public sale the registrable securities specified in such request.

     Incidental Registration Rights. If the Company proposes to register any of the Company’s securities under the Securities Act of 1933 (other than in a registration on Form S-4 or S-8 and other than pursuant to the preceding paragraph), the Company will notify all holders of registrable securities, including the Company’s majority stockholders, of the Company’s intention and upon the request of any holder, subject to certain restrictions, effect the registration of all securities requested by holders to be so registered.

     Subject to the Stockholders’ Agreement, the Company will pay all registration expenses and indemnify each holder of registrable securities with respect to each registration that has been effected.

     Restrictions on Transfers. Subject to the Stockholders’ Agreement, if the other stockholders party to the Stockholders’ Agreement wish to transfer all or any portion of their shares of the Company’s common stock pursuant to the terms of a bona fide offer received from a third party, such other stockholders must first submit to the Company’s majority stockholders such offer to sell such shares on the same terms and conditions. If the Company’s majority stockholders wish to transfer any shares owned by them to any other person or entity in one or more transactions and, immediately after giving effect to such transaction(s), the Company’s majority stockholders and their transferees, successors and assigns in the aggregate will own less than 51% of the outstanding shares of the Company’s common stock, pursuant to the terms of a bona fide offer received from a third party, the Company’s majority stockholders must first submit to the other stockholders such offer to sell such shares on the same terms and conditions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreement with Madeleine L.L.C.

     On February 14, 2005, the Company entered into a $20 million revolving credit facility (the “Revolving B Loan”) with Madeleine L.L.C., an affiliate of its largest stockholders, funds and accounts managed by Cerberus and its affiliates. As availability under the Revolving B Loan is not subject to a borrowing base, the new facility provides the Company with liquidity in excess of that provided by the borrowing base under the Company’s $115.0 million revolving credit facility (the “Revolving Credit Facility”).

     The Revolving B Loan matures on August 30, 2007, contemporaneously with the maturity of the Revolving Credit Facility, and bears interest on drawn portions thereof at LIBOR plus 8%, payable quarterly. Interest on the Revolving B Loan is payable in kind through June 30, 2005, and thereafter if availability under the Revolving Credit Facility is less than an agreed upon threshold. The Revolving B Loan is secured by a second lien on the Company’s inventory, receivables and general intangibles. The Revolving B Loan requires the Company to meet the same monthly fixed charge coverage test as under the Revolving Credit Facility.

Other

     During 2004, certain consultants to Cerberus provided consulting services to Anchor, valued at approximately $300,000, in connection with Anchor’s operational review.

PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED ANCHOR GLASS CONTAINER CORPORATION EQUITY INCENTIVE PLAN

     The Company believes that it is important to align the interests of its executive officers and key managers with the interests of its shareholders, and it is for that reason that grants of stock options under the Equity Incentive Plan are an integral part of the Company’s executive compensation program. The purpose of the Equity Incentive Plan is to promote the interests of the Company and its stockholders by enhancing the Company’s ability to attract, motivate and retain valued employees and directors who possess the experience and ability to further the success of the Company. The Equity Incentive Plan covers employees, directors and consultants.

     In April 2005, the Compensation Committee recommended, and the Board unanimously approved, an amendment to the Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for awards under the Equity Incentive Plan from 1,500,000 to 2,900,000, which will become effective on June 15, 2005, if approved by the stockholders at the annual meeting. A copy of the Equity Incentive Plan, effective as of the date of obtaining stockholder approval, is attached as Appendix B.

     The Equity Incentive Plan currently provides that awards for a maximum of 1,500,000 shares of common stock, in the aggregate, may be granted. As of April 15, 2005, there were outstanding unexercised options to purchase 818,630 shares of our common stock leaving only 507,870 shares of common stock available for future grants to our employees under the current Equity Incentive Plan. The relatively small number of shares remaining under the Equity Incentive Plan will not be adequate for the Company’s future needs; the Company may need the flexibility to provide larger grants to current and prospective key employees to incent them to further the success of the Company. Approval of the proposed amendment to the Equity Incentive Plan will result in 1,400,000 shares being added to the shares available for awards.

     The following is a brief description of certain important features of the Equity Incentive Plan, as amended. This summary is qualified in its entirety by reference to Appendix B. If the proposal to amend the Equity Incentive Plan is approved, the Company intends to promptly file a registration statement on Form S-8, registering the additional shares under the Securities Act of 1933, as amended.

     Administration. The Equity Incentive Plan is administered by the Administrator, defined as the Board, or a committee of the Board. Subject to the provisions of the Equity Incentive Plan, the Administrator shall have the authority to select the participants, determine the number of shares covered by any award granted to a participant (provided that no award shall be granted after August 30, 2012), determine whether each award shall be a grant of an incentive stock option, a nonqualified stock option or restricted stock and establish from time to time regulations for the administration of the Equity Incentive Plan.

     Participation. Participants in the Equity Incentive Plan shall be limited to those employees, directors and consultants of the Company who have been notified in writing by the Administrator that they have been selected to participate in the Equity Incentive Plan.

     Shares Subject to the Plan. Awards may be granted to participants from time to time. The shares issued with respect to awards granted under the Equity Incentive Plan may be authorized and unissued shares, shares held in the treasury of the Company or, if applicable, shares purchased on the open market by the Company. The Company shall be under no obligation to acquire common stock for distribution to option holders before payment in shares is due. If any award granted under the Equity Incentive Plan shall be canceled or shall expire without the shares covered by such award being purchased by the applicable award holder thereunder, new awards may thereafter be granted covering such shares. The maximum aggregate number of shares available to be granted under the Equity Incentive Plan is equal to Two Million Nine Hundred Thousand (2,900,000) shares and such shares shall be reserved for awards granted under the Equity Incentive Plan.

PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED ANCHOR GLASS CONTAINER CORPORATION EQUITY INCENTIVE PLAN

     Terms and Conditions of Options. Each option granted under the Equity Incentive Plan shall be evidenced by a written agreement, subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate.

     Option Period. Each option agreement shall specify that the option thereunder is granted for a period of ten (10) years, or such shorter period as the Administrator may determine, from the date of grant and shall provide that the option shall expire on such ten (10) year anniversary, or shorter period, as the case may be (unless earlier exercised or terminated pursuant to its terms); provided, however, that any incentive stock option granted to a key employee shall specify that the incentive stock option is granted for a period of five (5) years from the date of grant and shall expire on such five (5) year anniversary.

     Option Price. The option price per share shall be the fair market value at the time the option is granted or, with respect to a nonqualified stock option, such other price as the Administrator shall determine; provided, however, that the option price per share for any incentive stock option granted to a key employee shall equal 110% of the fair market value at the time the incentive stock option is granted.

     Vesting. Unless otherwise determined by the Administrator, in its sole discretion or as otherwise set forth in an award agreement, the options granted to a participant shall become vested and exercisable in the following manner: (i) one-third (1/3) on the first anniversary of the grant date; one-third (1/3) on the second anniversary of the grant date and one-third (1/3) on the third anniversary of the grant date; (ii) 100% of the options shall become vested and exercisable upon the participant’s retirement provided that the participant shall have attained the age of 62 with at least five (5) years of service with the Company. The options must be exercised within 3 months after such retirement. Any options not exercised within such 3 month period shall be forfeited. The Administrator reserves the right, in its sole discretion, to waive or reduce the vesting requirements applicable to any options at any time.

     Limitation on Amount of Incentive Stock Options Granted. Options shall be treated as incentive stock options only to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any option holder during any calendar year is $100,000 or less. To the extent that such aggregate fair market value exceeds $100,000, the options shall be treated as nonqualified stock options. Fair market value shall be determined as of the time the option with respect to such stock is granted.

     Limitations on Granting of Options. The Administrator shall have the authority and discretion to grant to an eligible employee either incentive stock options or nonqualified stock options or both, but shall clearly designate the nature of each option at the time of grant in the stock option agreement. Participants who are consultants or non-employee directors on the date an option is granted may only receive nonqualified stock options.

     Payment of Option Price Upon Exercise. The option price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise in cash or such other method approved by the Administrator.

     Termination of Employment or Relationship. Unless otherwise determined by the Administrator, in its sole discretion, or as otherwise set forth in an award agreement:

     (i) In the event of a participant’s termination of employment or relationship for cause ( as defined under the Equity Incentive Plan), all unexercised options granted to a Participant will terminate as of the date of such termination of employment or relationship.

     (ii) In the event of a participant’s termination of employment or relationship by the Company other than for Cause or the participant resigns from employment or relationship for any reason (other than on account of death or disability), (a) any unvested portion of the participant’s option shall terminate and (b) any portion of the participant’s option that was vested and exercisable on the date of his or her termination of employment or relationship shall remain exercisable for a period of 3 months after the date of termination, and any portion of such option not exercised within such 3 month period shall be forfeited; provided, however, that in no event may such option be exercised after the expiration of the option period.

PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED ANCHOR GLASS CONTAINER CORPORATION EQUITY INCENTIVE PLAN

     (iii) In the event a participant’s employment or relationship shall terminate on account of death or disability, (a) any unvested portion of the participant’s option shall terminate and (b) the participant (or his or her personal representative) may exercise all vested and exercisable options within the earlier of (x) one year from the date of such death or disability or (y) the expiration of the option period.

     Restricted Stock. Subject to the terms and provisions of the Equity Incentive Plan, the Administrator, at any time and from time to time, may grant shares of restricted stock to participants in such amounts as the Administrator shall determine. Each award applicable to restricted stock shall be evidenced by an award agreement that shall specify the restrictions, including restrictions creating a substantial risk of forfeiture, the period(s) of restriction, the number of shares of restricted stock granted, and as such other provisions as the Administrator shall determine. Restrictions on restricted stock shall lapse at such time(s) and in such manner and subject to such conditions as the Administrator shall in each instance determine, which need not be the same for each award or for each participant. During the period of restriction, participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those Shares. Each award agreement shall set forth the extent to which the participant shall have the right to receive unvested restricted shares following termination of the participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the award agreement entered into with each participant, need not be uniform among all shares of restricted stock issued pursuant to the Equity Incentive Plan, and may reflect distinctions based on the reasons for termination of employment with the Company.

     Effect of Liquidity Event. Notwithstanding any provision of the Equity Incentive Plan to the contrary, unless otherwise determined by the Administrator, in its sole discretion, or as otherwise set forth in an award agreement, if there should be a Liquidity Event (as defined under the Equity Incentive Plan), the Company shall give each participant written notice of such Liquidity Event as promptly as practicable prior to the effective date thereof and (i) any unvested awards as of the date of the Liquidity Event shall become immediately exercisable as of the effective date of such Liquidity Event and (ii) the Administrator may determine, in its sole discretion, the treatment of any awards which are exercisable or vested at the time of the Liquidity Event.

     Federal Income Tax Consequences

     The following is a brief overview of the current U.S. federal income tax consequences of participation in the Equity Incentive Plan and should not be relied upon as being a complete statement. It does not address the state or local tax aspects of participation in the Equity Incentive Plan.

     A participant generally will not recognize any income upon the grant of an option. A participant will recognize compensation taxable as ordinary income (and be subject to income and employment tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted or one year from the date the incentive stock option was exercised, any gain or loss arising from a subsequent disposition of the shares would be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, the shares are disposed of within this period, then in the year of disposition the participant would recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition or the fair market value of the shares on the date of exercise over the exercise price. In that case, the Company would be entitled to a corresponding deduction.

     A participant receiving restricted stock will not recognize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election under section 83(b) of the Internal Revenue Code to be taxed at the time that the restricted stock is granted. If a participant makes an election under section 83(b) of the Internal Revenue Code with respect to a grant of restricted stock, the participant would be required to recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date of grant (determined without taking into account any forfeiture provisions or transfer restrictions) over the amount, if any, such participant paid for the restricted stock. In addition, in the event restricted stock with respect to which a participant has made such an election fails to vest, the participant would be entitled to claim a loss only to the extent of the amount paid for such restricted stock (or, if the Company repurchases the restricted stock upon a failure of such stock to vest, to the extent the amount paid by the participant for the restricted stock exceeds the amount the Company pays to repurchase the restricted stock). The participant would not be entitled to claim a loss with respect to any amount the participant included in his or her taxable income as a result of making the section 83(b) election. An election under section 83(b) of the Internal Revenue Code with respect to any grant of restricted stock must be made within 30 days of the grant date. The amount of ordinary compensation income recognized by a participant by making a section 83(b) election or upon the vesting of such restricted stock generally is deductible by the Company as compensation expense, except to the extent that certain limitations on the ability of the Company to deduct compensation may apply, including the limitations contained in section 162(m) of the Internal Revenue Code (relating to certain compensation in excess of $1 million per year to certain employees and officers) and section 280G (relating to certain compensation related or deemed to be related to a change in control of a corporation).

     If a participant does not make an election under section 83(b) of the Internal Revenue Code in respect of a grant of restricted stock, the participant would be required to recognize ordinary compensation income at the time the restricted stock vests in an amount equal to the excess of the fair market value of the restricted stock on the date the restricted stock vests over the amount paid, if any, for such restricted stock.

     In addition, a participant receiving dividends with respect to restricted stock for which a section 83(b) election has not been made and before the stock vests will recognize taxable compensation income, rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent that a compensation deduction limit applies.

     The foregoing summary is not a complete description of the possible federal income tax consequences of the Equity Incentive Plan. Some of the provisions contained in the Internal Revenue Code have only been summarized, and additional provisions may be contained in regulations which may be issued in the future by the U.S. Treasury Department including regulations under recently enacted Section 409A of the Internal Revenue Code. Each participant should consult his or her own tax advisor with respect to the specific federal, state and other tax consequences of participation in the Equity Incentive Plan.

     The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the Anchor Glass Container Corporation Equity Incentive Plan.

AUDIT COMMITTEE

Report of The Audit Committee

     The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. Management is responsible for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The Audit Committee reviews the Company’s financial statements on behalf of the Board. The independent registered public accounting firm is responsible for conducting independent audits on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) expressing an opinion on the financial statements and management’s assessment based upon those audits.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Public Company Accounting Oversight Board Auditing Standard No. 2 (An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company, if any, is compatible with the auditors’ independence. There were no non-audit services provided by PricewaterhouseCoopers LLP in 2004.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Report on Form 10-K for the year ended December 31, 2004, for filing with the Commission.

     The Board has adopted a Charter for the Audit Committee. A copy of the amended and restated Charter is attached to this proxy statement as Appendix A.

Submitted by the Audit Committee of the Board:

Alan H. Schumacher, Chairman
James N. Chapman

Independent Registered Public Accounting Firm

     The Audit Committee reviews audit and non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged for such services. The Audit Committee of the Board believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining auditors’ independence. None of the time devoted by PricewaterhouseCoopers LLP on its engagement to audit Anchor’s financial statements for the year ended December 31, 2004 is attributable to work performed by persons other than employees of PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions from stockholders at the annual meeting.

AUDIT COMMITTEE

Audit Fees

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal 2004 and 2003:

Fees	Fiscal Year 2004	Fiscal Year 2003
Audit fees (1)	$1,333,732	$834,735
Audit-related fees	—	—
Tax fees (2)	7,512	11,676
All other fees (3)	—	23,781

(1)	Audit services of PricewaterhouseCoopers LLP for 2004 consisted of the examination of the Company’s internal control over financial reporting pursuant to the requirement of the Sarbanes-Oxley Act of 2002, the examination of the consolidated financial statements of the Company and quarterly review of financial statements. Audit services of PricewaterhouseCoopers LLP for 2003 consisted of the examination of the consolidated financial statements of the Company, quarterly review of financial statements and procedures performed in connection with the Company’s regulatory filings, including work performed related to the Company’s debt offerings and initial public equity offering.

(2)	Tax fees consist of review of the Company’s tax return.

(3)	All other fees in 2003 consisted of work performed in tax-related studies.

     The Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit related fees incurred with the Company’s independent registered public accounting firm. There were no non-audit fees in 2004. All fiscal 2004 fees were authorized by the Audit Committee.

     Fiscal year 2003 was a transition year for the pre-approval requirement. All new projects authorized after the effective date of this requirement were approved in advance by the Audit Committee, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that were approved by the Audit Committee prior to the completion of the audit. During fiscal 2003, 100% of tax fees were approved in advance by the Audit Committee. The all other fees in 2003 were not approved in advance.

     The Audit Committee has considered and concluded that the provision of the non-audit services in the table above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

ADDITIONAL MEETING INFORMATION

     Meeting Proposals. Anchor does not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, your proxy card gives the proxy holders named therein the authority to vote on those matters in their discretion.

     Solicitation Expenses. The expense of solicitation of proxies will be borne by the Company. Anchor does not expect to pay any compensation for the solicitation of proxies. Certain of Anchor’s directors, officers and employees, without additional compensation, may also solicit proxies by telephone, facsimile and personal contact. The Company is required to request that brokers and nominees who hold stock in their name furnish the Company’s proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in doing so.

ADDITIONAL MEETING INFORMATION

     Section 16(a) Beneficial Ownership Reporting Compliance. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Rule 16a-3 under the Exchange Act, during its most recent fiscal year, the Company believes that during the fiscal year, no director, officer, or beneficial owner of more than ten percent of the common stock of the Company failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act, during the most recent fiscal year.

     Incorporation By Reference. In accordance with the Commission rules, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or under the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the captions “Board Report on Executive Compensation,” “Report of the Audit Committee” and “Stock Performance Graph” shall not be deemed filed with the Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

     2006 Stockholder Proposals or Nominations. Any proposals of a stockholder or nominations of persons for election as directors of Anchor, to be presented at the 2006 annual meeting, may be made by any common stockholder of record entitled to vote at such annual meeting, provided that the stockholder:

☐☐ is the record or beneficial owner of at least 1% or $2,000 in market value of common stock;

☐☐ has held such shares of common stock for a period of at least one year; and

☐☐ continues to own such common stock through the date of the annual meeting.

     Under the Securities and Exchange Commission Rule 14a-4 under the Exchange Act, a proxy may confer discretionary authority to vote on a proposal for an annual meeting of stockholders if a proponent fails to notify the registrant at least 45 days before the date on which the registrant first mailed its proxy materials for the prior year’s annual meeting. Therefore, for purposes of Anchor’s 2006 annual meeting of stockholders, management may use its discretionary voting authority to vote on any proposal with respect to which Anchor receives notice after March 22, 2006, even if the proposal is not discussed in the proxy statement for the 2006 annual meeting of stockholders.

     In addition, Rule 14a-8 under the Exchange Act provides that in order for a stockholder to nominate a candidate for election as a director at a regularly scheduled annual meeting of stockholders or propose business for consideration at a regularly scheduled annual meeting, written notice must be delivered to the Company, at its principal executive offices, not later than 120 days before the one-year anniversary of the date of Anchor’s proxy statement for the preceding annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2006 annual meeting must be received by the Company by December 30, 2005. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

     Reports to Stockholders. The Company has mailed this proxy statement and a copy of its 2004 Annual Report, which includes the Company’s annual report on Form 10-K excluding the exhibits thereto, to each stockholder entitled to vote at the annual meeting. Included in the 2004 Annual Report are the Company’s financial statements for the year ended December 31, 2004.

By order of the Board of Directors,

/s/ Richard A. Kabaker

May 2, 2005

Richard A. Kabaker
Secretary

Appendix A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

     Adoption of Charter

     The Board of Directors (the “Board”) of Anchor Glass Container Corporation (the “Company”) has adopted this Charter (the “Charter”) of the Audit Committee (the “Committee”) of the Board.

     Purpose of the Committee

     The Committee will assist the Board in fulfilling the Board’s oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, and (5) such other matters as may from time to time be specifically delegated to the Committee by the Board.

     While the Committee has the powers and responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in compliance with generally accepted accounting principles and applicable rules and regulations, which are the responsibilities of management and the independent registered public accounting firm.

     Composition of the Committee

     Requirements. The Committee will consist of at least three members. Each member of the Committee shall be a member of the Board, in good standing, and shall be independent in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers listing standards in order to serve on the Committee. Each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member.

     Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be designated as a financial expert as defined by the Securities and Exchange Commission rules and under Nasdaq Marketplace Rule 4350(d)(2).

     Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     Appointment. The Board will appoint the members of the Committee. Committee members may be replaced by the Board. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company’s independent registered public accounting firm and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof.

     Authority and Responsibilities of the Committee

     The Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Committee.

     The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public

Appendix A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members where appropriate, including authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

(1)	Appointment of Independent Registered Public Accounting Firm: The Committee shall have sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to shareholder ratification).

(2)	Review the Company’s Relationship with the Independent Registered Public Accounting Firm:

      The Committee, to the extent it deems necessary or appropriate, shall:

a.	Review and evaluate the lead partner of the independent registered public accounting firm team.

b.	Obtain and review a report from the independent registered public accounting firm at least annually regarding (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent registered public accounting firm and the Company. Evaluate the qualifications, performance and independence of the independent registered public accounting firm, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent registered public accounting firm to the Board.

c.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

d.	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

e.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent registered public accounting firm who participated in any capacity in an audit of the Company.

f.	Discuss with the national office of the independent registered public accounting firm issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

g.	Meet with the independent registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

Appendix A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

(3)	Financial Statement and Disclosure Matters:

      The Committee, to the extent it deems necessary or appropriate, shall:

a.	Review and discuss with management and the independent registered public accounting firm, the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10K.

b.	Review and discuss with management and the independent registered public accounting firm, the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements.

c.	Discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies. Inquire of the CEO and CFO regarding the “quality of earnings” of the Company from a subjective as well as an objective standpoint.

d.	Review and discuss quarterly reports from the independent registered public accounting firm on:

(i) All critical accounting policies and practices to be used.

(ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm.

(iii) Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

e.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

f.	Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

g.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

h.	Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any

Appendix A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

i.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

(4)	Review Audit Results: Review with the independent registered public accounting firm the report of its annual audit, or proposed report of its annual audit, the accompanying management letter, if any, the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside of the course of the independent registered public accounting firm s’ normal audit procedures that the independent registered public accounting firm may from time to time undertake.

(5)	Review the Company’s Internal Audit Function:

      The Committee, to the extent it deems necessary or appropriate, shall:

a.	Review the appointment and replacement of the senior internal auditing executive.

b.	Review significant reports to management prepared by the internal auditing department and management’s responses.

c.	Discuss with the independent registered public accounting firm and management (including the Company’s General Counsel and members of their respective staffs), the internal department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

d.	Review with the independent registered public accounting firm, management and the senior internal auditing executive, the audit scope and plan of the internal audit function and the independent registered public accounting firm to address the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

e.	Review with the management and the senior internal auditing executive, the internal audit function charter.

f.	Review with the management and the senior internal auditing executive, the internal audit function’s compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

g.	Review with management the policies and procedures with respect to officers’ expense accounts and perquisites.

(6)	Compliance Oversight Responsibilities:

      The Committee, to the extent it deems necessary or appropriate, shall:

a.	Obtain from the independent registered public accounting firm assurance that Section 10A-2 of the Exchange Act has not been implicated.

Appendix A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

b.	Obtain reports from management, the Company’s senior internal auditing executive and the independent registered public accounting firm that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

c.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

d.	Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

e.	Discuss with the Company’s General Counsel or lead outside legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

f.	Periodically review the Company’s code of conduct to ensure that it is adequate and up-to-date and review with the Company’s senior internal auditing executive and general counsel the results of their review of the monitoring of the Company’s compliance with its code of conduct.

(7)	Review Other Matters: The Committee shall review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

(8)	Board Reports: The Committee shall regularly report its activities to the Board.

               Meetings of the Committee

               The Committee shall meet at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet periodically with management, the internal auditors and the independent registered public accounting firm in separate private sessions.

               Consultants

               The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company’s expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

Appendix A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

               Annual Report

               The Committee will prepare, with the assistance of management, the independent registered public accounting firm and outside legal counsel, a report for inclusion in the Company’s proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

               Annual Review of Charter and the Committee

               The Committee will review and reassess, with the assistance of management, the independent registered public accounting firm and outside legal counsel, the adequacy of the Charter at least annually and report to the Board the results of such review and reassessment. The Committee shall annually review the performance of the Committee.

Appendix B

AMENDED ANCHOR GLASS CONTAINER CORPORATION
EQUITY INCENTIVE PLAN (effective as of June 15, 2005)

                  1. Purpose. The purpose of the Anchor Glass Container Corporation Equity Incentive Plan is to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of Anchor Glass Container Corporation.

                  2. Definitions. When used herein, the following terms shall have the following meanings.

                  “Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan.

                  “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Restricted Stock.

                  “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award.

                  “Board” means the Board of Directors of the Company.

                  “Cause” means, with respect to a Participant, as determined by the Board in its reasonable judgment, (a) the Participant’s continued failure to substantially perform the Participant’s duties, (b) the Participant’s repeated acts of insubordination, or failure to execute Company plans and/or strategies, (c) the Participant’s acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company, (d) the Participant’s conviction of, indictment for, or pleading guilty or no contest to, a felony, (e) reasonable evidence presented in writing to the Participant that the Participant engaged in a criminal act, misconduct or dishonesty, (f) violation of any written policy of the Company including, but not limited to, the Company’s employment manuals, rules and regulations after one (1) written notice from the Company regarding such violation, or (g) the Participant engaging in any act that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees; provided that, in the event a Participant is subject to an employment agreement or other agreement with the Company that contains a definition of “Cause,” Cause under the Plan shall have the meaning in such agreement

                  “Cerberus” means Cerberus Capital Management, L.P. or any of its affiliates.

                  “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  “Company” means Anchor Glass Container Corporation, a Delaware corporation and its successors.

                  “Disability” means, with respect to a Participant, a determination by the Administrator that such Participant is unable to perform his or her job as a result of a physical or mental impairment sufficient to prevent the Participant from performing the essential functions of his position, even after a reasonable accommodation.

                  “Effective Date” means the date set forth in Section 22 hereof.

                  “Fair Market Value” means, on any day, with respect to common stock which is (a) listed on a United States securities exchange, the last sales price of such stock on such day on the largest United States securities exchange on which such stock shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which

Appendix B

AMENDED ANCHOR GLASS CONTAINER CORPORATION
EQUITY INCENTIVE PLAN (effective as of June 15, 2005)

such securities exchange was open, (b) not listed on a United States securities exchange but is included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (c) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, the fair market value of such stock as determined from time to time by the Administrator in good faith in its sole discretion.

                  “Grant Date” means the date on which an Option under the Plan is granted to a Participant.

                  “Incentive Stock Option” means an Option that is designated by the Administrator as an incentive stock option and qualifies as such within the meaning of Section 422 of the Code and is granted by the Administrator to a Participant.

                  “Key Employee” means an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company, determined at the time an Option is proposed to be granted.

                  “Liquidity Event” means (1) any Person who is not an affiliate of the Company becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company (2) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise to a person other than Cerberus, (3) if specified by the Board in an Award Agreement at the time of grant, the consummation of an initial public offering of common equity securities or (4) the dissolution and liquidation of the Company.

                  “Nonqualified Stock Option” means an Option, which is not an Incentive Stock Option, granted by the Administrator to a Participant.

                  “Option” means a right granted under the Plan to a Participant to purchase a stated number of Shares as an Incentive Stock Option or Nonqualified Stock Option.

                  “Option Period” means the period within which an Option may be exercised pursuant to the Plan.

                  “Participant” means any employee, director or consultant of the Company or any of its subsidiaries who is selected to participate in the Plan in accordance with Section 4 hereof.

                  “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of a performance target, if applicable, or upon the occurrence of other events as determined by the Administrator, at its discretion), and the common stock is subject to a substantial risk of forfeiture, as provided in Section 7 herein.

                  “Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Shares of the Company, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”

                  “Plan” means the Anchor Glass Container Corporation Equity Incentive Plan.

                  “Plan Year” means the fiscal year of the Company.

Appendix B

AMENDED ANCHOR GLASS CONTAINER CORPORATION
EQUITY INCENTIVE PLAN (effective as of June 15, 2005)

                  “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Section 7 herein.

                  “Shares” means the shares of common stock of the Company, par value $.01 per Share.

                  3. Administration. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to:

(a)	select the Participants;

(b)	determine the number of Shares covered by any Award granted to a Participant; provided, however, that no Award shall be granted after the expiration of the period of ten (10) years from the Effective Date;

(c)	determine whether each Award shall be a grant of an Incentive Stock Option, a Nonqualified Stock Option or Restricted Stock; and

(d)	establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action, as it deems necessary or advisable for the administration of the Plan.

                  All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.

                  4. Participation. Participants in the Plan shall be limited to those employees, directors and consultants of the Company or any subsidiary thereof who have been notified in writing by the Administrator that they have been selected to participate in the Plan.

                  5. Shares Subject to the Plan. Awards may be granted by the Administrator to Participants from time to time. The Shares issued with respect to Awards granted under the Plan may be authorized and unissued Shares, Shares held in the treasury of the Company, or, if applicable, Shares purchased on the open market by the Company (at such time or times and in such manner as it may determine). The Company shall be under no obligation to acquire common stock for distribution to optionholders before payment in Shares is due. If any Award granted under the Plan shall be canceled or shall expire without the Shares covered by such Award being purchased by the applicable Award holder thereunder, new Awards may thereafter be granted covering such Shares.

                  The maximum aggregate number of Shares available to be granted under the Plan is equal to Two Million Nine Hundred Thousand (2,900,000) Shares and such Shares shall be reserved for Awards granted under the Plan (subject to adjustment as provided in Section 11).

                  6. Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a written agreement, in a form approved by the Administrator, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate:

(a)	Option Period. Each Option agreement shall specify that the Option thereunder is granted for a period of ten (10) years, or such shorter period as the Administrator may determine, from the date of grant and shall provide that the Option shall expire on such ten (10) year anniversary, or shorter period, as the case may be (unless earlier exercised or terminated pursuant to its terms); provided, however, that any Incentive Stock Option granted to a Key Employee shall specify that the

Appendix B

AMENDED ANCHOR GLASS CONTAINER CORPORATION
EQUITY INCENTIVE PLAN (effective as of June 15, 2005)

Incentive Stock Option is granted for a period of five (5) years from the date of grant and shall expire on such five (5) year anniversary.

(b)	Option Price. The Option price per share shall be the Fair Market Value at the time the Option is granted or, with respect to a Nonqualified Stock Option, such other price as the Administrator shall determine; provided, however, that the Option price per share for any Incentive Stock Option granted to a Key Employee shall equal 110% of the Fair Market Value at the time the Incentive Stock Option is granted.

(c)	Vesting. Unless otherwise determined by the Administrator, in its sole discretion or as otherwise set forth in an Award Agreement, the Options granted to a Participant shall become vested and exercisable in the following manner: (i) One-third (1/3) on the first anniversary of the Grant Date; one-third (1/3) on the second anniversary of the Grant Date and one-third (1/3) on the third anniversary of the Grant Date; (ii) 100% of the options shall become vested and exercisable upon the participant’s retirement provided that the participant shall have attained the age of 62 with at least five (5) years of service with the Company. The options must be exercised within 3 months after such retirement. Any options not exercised within such 3 month period shall be forfeited. The Administrator reserves the right, in its sole discretion, to waive or reduce the vesting requirements applicable to any Options at any time.

(d)	Limitation on Amount of Incentive Stock Options Granted. Options shall be treated as Incentive Stock Options only to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by any optionholder during any calendar year (whether under the terms of the Plan or any other stock option plan of the Company or of its parent or any subsidiary corporation) is $100,000 or less. To the extent that such aggregate Fair Market Value exceeds $100,000, the Options shall be treated as Nonqualified Stock Options. Fair Market Value shall be determined as of the time the Option with respect to such stock is granted.

(e)	Limitations on Granting of Options. The Administrator shall have the authority and discretion to grant to an eligible employee either Incentive Stock Options or Nonqualified Stock Options or both, but shall clearly designate the nature of each Option at the time of grant in the stock option agreement. Participants who are consultants or non-employee directors on the date an Option is granted may only receive Nonqualified Stock Options.

(f)	Payment of Option Price Upon Exercise. The option price of the Shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise in cash or such other method approved by the Administrator.

Appendix B

AMENDED ANCHOR GLASS CONTAINER CORPORATION
EQUITY INCENTIVE PLAN (effective as of June 15, 2005)

(g)	Termination of Employment or Relationship. Unless otherwise determined by the Administrator, in its sole discretion or as otherwise set forth in an Award Agreement:

(i)	In the event of a Participant’s termination of employment or relationship for Cause, all unexercised Options granted to a Participant will terminate as of the date of such termination of employment or relationship.

(ii)	In the event of a Participant’s termination of employment or relationship by the Company other than for Cause or the Participant resigns from employment or relationship for any reason (other than on account of death or Disability), (i) any unvested portion of the Participant’s Option shall terminate and (ii) any portion of the Participant’s Option that was vested and exercisable on the date of his or her termination of employment or relationship shall remain exercisable for a period of 3 months after the date of termination, and any portion of such Option not exercised within such 3 month period shall be forfeited; provided, however, that in no event may such Option be exercised after the expiration of the Option Period.

(iii)	In the event a Participant’s employment or relationship shall terminate on account of death or Disability, (i) any unvested portion of the Participant’s Option shall terminate and (ii) the Participant (or his or her personal representative) may exercise all vested and exercisable Options within the earlier of (x) one year from the date of such death or Disability or (y) the expiration of the Option Period.

(h)	Transferability of Options. No Option granted under the Plan and no right arising under such Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant an Option shall be exercisable only by such Participant. Any Option exercisable at the date of the Participant’s death and transferred by will or by the laws of descent and distribution shall be exercisable in accordance with the terms of such Option by the executor or administrator, as the case may be, of the Participant’s estate (each a “Designated Beneficiary”) for a period provided in paragraph (g)(3) above or such longer period as the Administrator may determine, and shall then terminate.

(i)	Investment Representation. Each Option agreement may contain an undertaking that, upon demand by the Administrator for such a representation, the Participant or his Designated Beneficiary, as the case may be, shall deliver to the Administrator at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for such Participant’s or Designated Beneficiary’s own account and not with a view to, or for resale in connection with, any distribution. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or his Designated Beneficiary to purchase any Shares.

(j)	Optionholders to Have No Rights as Stockholders. No optionholder shall have any rights as a stockholder with respect to any Shares subject to such

Appendix B

AMENDED ANCHOR GLASS CONTAINER CORPORATION
EQUITY INCENTIVE PLAN (effective as of June 15, 2005)

optionholder’s Option prior to the date on which such optionholder is recorded as the holder of such Shares on the records of the Company.

(k)	Other Option Provisions. The form of Award Agreement applicable to Options authorized by the Plan may contain such other provisions, consistent with this Plan, as the Administrator may, from time to time, determine.

(l)	Notification of Sales of Common Stock. Subject to the provisions of Section 10 hereof, any optionholder who disposes of Shares acquired upon the exercise of an Incentive Stock Option either (a) within two (2) years from the date of the grant of the Incentive Stock Option under which the common stock was acquired or (b) within one (1) year after the transfer of such Shares to the optionholder, shall notify the Company of such disposition and of the amount realized upon such disposition.

7.	Restricted Stock.

(a)	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Administrator shall determine.

(b)	Restricted Stock Agreement. Each Award applicable to Restricted Stock shall be evidenced by an Award Agreement that shall specify the restrictions, including restrictions creating a substantial risk of forfeiture, the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and as such other provisions as the Administrator shall determine. Restrictions on Restricted Stock shall lapse at such time(s) and in such manner and subject to such conditions as the Administrator shall in each instance determine, which need not be the same for each Award or for each Participant.

(c)	Transferability. Except as provided in this Section 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Administrator and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Administrator in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant’s legal incapacity, to the Participant’s legal guardian or representative.

(d)	Other Restrictions. The Administrator shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and as set forth in an Award Agreement including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, time-based restrictions on vesting following the attainment of a performance target, if applicable, and/or restrictions under applicable Federal or state securities laws.

     The Company or its designee shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Appendix B

AMENDED ANCHOR GLASS CONTAINER CORPORATION
EQUITY INCENTIVE PLAN (effective as of June 15, 2005)

     Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

(e)	Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

(f)	Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends, if any, paid with respect to the underlying Shares while they are so held. The Administrator may apply any restrictions to the dividends that the Administrator deems appropriate.

(g)	Termination of Employment with the Company. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment with the Company.

                  8. Effect of Liquidity Event. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Administrator, in its sole discretion or as otherwise set forth in an Award Agreement, if there should be a Liquidity Event, the Company shall give each Participant written notice of such Liquidity Event as promptly as practicable prior to the effective date thereof and (i) any unvested Awards as of the date of the Liquidity Event shall become immediately exercisable as of the effective date of such Liquidity Event and (ii) the Administrator may determine, in its sole discretion, the treatment of any Awards which are exercisable or vested at the time of the Liquidity Event or become exercisable or vested pursuant to this Section 8.

                  9. Call Right. Prior to a Liquidity Event, the Company may purchase Shares acquired from exercise of an Award or lapse of restrictions from any Participant whose employment or relationship has been terminated, on ninety (90) days notice, for an amount equal to (a) in the event that such employment or relationship terminates for Cause, the Award price paid, if any, by the Participant for the Shares or (b) in the event that such employment or relationship terminates for any other reason, the greater of (i) Fair Market Value of the Shares as of the date the Company exercises its rights under this Section and (ii) the Award price paid, if any. Any Shares purchased by the Company in connection with the exercise of the Company’s call right may be paid in cash or by check.

                  10. Sale of Shares of Common Stock. Notwithstanding anything herein to the contrary, if Cerberus proposes to sell at least a majority of its Shares of the Company to any third party, in one or a series of transactions (any such sale being referred to as a “Go-Along Sale”), then Cerberus, at its option, may require a Participant or Designated Beneficiary to sell all of the Shares owned by such Participant or Designated Beneficiary at the same time as the completion of Cerberus’ sale for the same consideration as received by Cerberus as provided herein. If Cerberus determines to exercise such rights, it shall provide such Participant or Designated Beneficiary with written notice (a “Go-Along Notice”) at least twenty (20) days prior to the proposed closing of the Go-Along Sale. Such Go-Along Notice shall set forth: (i) the name and address of the proposed purchaser in the Go-Along Sale and the proposed closing date for such Go-Along Sale; and (ii) the proposed amount and form of consideration to be paid for the Shares and the terms and conditions of payment. The closing of a Go-Along Sale shall take place on such date and at such time as

PROXY

ANCHOR GLASS CONTAINER CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors
for the 2005 Annual Meeting of Stockholders on June 15, 2005

The undersigned hereby appoints Richard A. Kabaker (the “Proxy”), with full power of substitution, as proxy to vote the common stock shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Anchor Glass Container Corporation to be held at the Grand Hyatt Tampa Bay, 6200 Courtney Campbell Causeway, Tampa, Florida 33607, Wednesday June 15, 2005 at 9:00 a.m., local time, and any adjournments thereof.

The shares represented by this proxy will be voted as specified and in the discretion of the Proxy on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendation of the Directors.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE.

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Anchor Glass Container Corporation	Please mark ☒
your vote as indicated
The Directors Recommend a Vote FOR all Nominees	in this example

1.	Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
		☐	☐	☐

Nominees for Director:	01) James N. Chapman	02) Thomas A. Ferguson Jr.	03) Jonathan Gallen	04) Michael M. Green
	05) Stephen R. Kerrigan	06) Alan H. Schumacher	07) Lenard B. Tessler	08) Alexander Wolf

The Directors Recommend a Vote FOR the amendment to the Equity Incentive Plan

2.	Amendment to Equity Incentive Plan	For	Against	Abstain
		☐	☐	☐

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s):

Dated: